Exhibit 99.1

Conference Call and Webcast

Today, August 4, 2020 at 11:00 a.m. ET

334-777-6978, conference ID 2309168 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS SECOND QUARTER FINANCIAL RESULTS

NAPLES, Florida, August 4, 2020 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three-and six-month periods ended June 30, 2020.

The results presented herein reflect actual results including the operations of WDMK-FM in Detroit since its acquisition in August 2019.

Summary of Second Quarter and Year-to-Date Results

In millions, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	$30.4	$65.7	$88.0	$123.3
Operating income (loss) [1]	(17.6)	10.7	(24.8)	17.5
Net income (loss) [1]	(18.2)	4.3	(27.1)	5.6
Net income (loss) per diluted share [1]	($0.63)	$0.15	($0.95)	$0.20
Station operating income (loss) (SOI - non-GAAP)	(11.0)	17.9	(4.2)	28.1

[1]

Operating income (loss), net income (loss) and net income (loss) per diluted share reflect a $2.8 million loss on the modification of long-term debt in the three months ended June 30, 2020, $6.8 million of non-cash impairment losses in the six months ended June 30, 2020 and a $3.5 million gain on dispositions in the six months ended June 30, 2019.

Net revenue during the three months ended June 30, 2020 reflects a year-over-year decrease in commercial advertising, digital advertising and other revenue due to the impact of the COVID-19 pandemic, partially offset by growth in esports revenue and contributions from the August 2019 acquisition of WDMK-FM.

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Beasley Broadcast Group, 8/4/20	page 2

Beasley reported an operating loss of $17.6 million in the second quarter of 2020 compared to operating income of $10.7 million in the second quarter of 2019, largely reflecting the year-over-year decrease in Station Operating Income (SOI, a non-GAAP financial measure), in addition to higher depreciation and amortization, partially offset by lower corporate expenses.

Second quarter 2020 interest expense decreased 15.3% to $3.9 million compared to interest expense of $4.5 million in the prior year period, due to lower interest rates, which offset the increase in long-term debt outstanding.

Beasley reported a net loss of $18.2 million, or $0.63 per diluted share, in the three months ended June 30, 2020, compared to net income of $4.3 million, or $0.15 per diluted share, in the three months ended June 30, 2019. The year-over-year decrease was primarily due to the aforementioned year-over-year decline in net revenue related to the COVID-19 pandemic as well as a $2.8 million loss on the modification of Beasley’s long-term debt, resulting from an amendment to the credit agreement on June 30, 2020.

SOI decreased $28.9 million in the second quarter of 2020 compared to the second quarter of 2019. The year-over-year decrease is primarily attributable to the adverse impact of the COVID-19 pandemic on commercial and digital advertising revenues.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Income (Loss) to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “While Beasley had a strong start to the year, a sharp decline in commercial advertising occurred in the second quarter with the onset of the COVID-19 pandemic. Beasley’s financial results for the three-month period ended June 30, 2020 reflect the economic pressures we experienced across our business as local and national advertisers adapted their media plans to meet the unique challenges of the pandemic. While we saw sequential month-over-month improvement in our commercial advertising revenue performance from April to May, and from May to June, our total net revenues for the second quarter decreased nearly 54%, which is in line with reported overall industry levels.

“To address the reduction in traditional advertising revenue that has occurred as a result of the pandemic, during the second quarter, we quickly implemented several changes across the Company, including reducing operating expenses and corporate overhead and realigning our Company-wide cost structure to preserve cash. As a result, Beasley’s second quarter total operating expenses declined by 12.7%, and year-to-date, we have taken approximately $26 million out of our cost structure. In addition to these actions, as part of our response, we have taken proactive steps to accelerate our digital transformation initiatives and revenue diversification strategies, and to become a leaner and more efficient organization, with the goal of growing our market leadership position across our stations, our digital operations, and our esports interests. We believe these steps will allow us to emerge from the pandemic as a stronger Company. In addition, during the second quarter, Beasley entered into an agreement to amend the financial covenants and other provisions under our credit agreement to support our liquidity and capital structure as we manage the business through the pandemic.

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Beasley Broadcast Group, 8/4/20	page 3

“Beasley continues to generate positive results from its digital and esports investments, which have been less impacted by the COVID-19 pandemic, with digital accounting for approximately 14% of total second quarter revenue, compared to 7.4% of total revenue in the prior year period. On the esports front, in addition to regular season play, in May the Houston Outlaws participated in the ‘Lone Star Showdown,’ an exclusive skills and team competition series versus the Dallas Fuel. This first-of-its-kind event was a tremendous success, and we remain focused on looking for new, innovative ways to monetize our esports content. Overall, we continue to be encouraged by the momentum and long-term growth trajectory of our digital and esports businesses.

“In closing, I am very proud of the work that our teams have done, and continue to do, to deliver high-quality, premium local content and critical safety information to our listeners across all traditional and digital media platforms during this challenging time for our country. Looking ahead, we are guardedly optimistic and remain focused on our strategic priorities of realizing synergy targets, reducing leverage, taking advantage of political and digital revenue opportunities, and benefiting from our esports investments and operations. While we expect that the pandemic will continue to impact our operations in the third quarter, we intend to continue to actively manage our business to best position the Company for the future, with the goal of delivering exceptional content and services to our listeners, advertisers, online users and esports fans, while creating new value for our shareholders.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, August 4, 2020, at 11:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334-777-6978, conference ID 2309168 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, August 4, 2020. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 59th anniversary this year, Beasley Broadcast Group, Inc., (www.bbgi.com) was founded in 1961 by George G. Beasley who remains the Company’s Chairman of the Board. Beasley Broadcast Group owns and operates 64 stations (47 FM and 17 AM) in 15 large- and mid-size markets in the United States. Approximately 19 million consumers listen to Beasley radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text, apps and email. Beasley recently acquired a majority interest in the Overwatch League’s Houston Outlaws esports team and owns BeasleyXP, a national esports content hub. For more information, please visit www.bbgi.com.

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Beasley Broadcast Group, 8/4/20	page 4

Definitions

Station Operating Income (Loss) (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less corporate expenses, interest expense, current income tax expense and capital expenditures plus stock-based compensation expense, net proceeds from dispositions, amortization of debt issuance costs and interest income.

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “look forward,” “intends,” “believe,” “hope,” “plan,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K, quarterly reports on Form 10-Q and our current report on Form 8-K filed with the SEC on May 15, 2020. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our FCC licenses and/or goodwill, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

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Beasley Broadcast Group, 8/4/20	page 5

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•

our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends, including restrictions on the ability to pay dividends in the near term as a result of the amendment to the our credit agreement;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of August 4, 2020, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

-tables follow-

Beasley Broadcast Group, 8/4/20	page 6

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	$30,383,132	$65,658,748	$88,033,558	$123,346,302

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	41,378,315	47,759,693	92,278,792	95,210,875
Corporate expenses (including stock-based compensation)	3,724,764	5,423,561	8,237,856	10,385,975
Transaction expenses	—	55,163	—	296,511
Depreciation and amortization	2,886,071	1,742,687	5,462,546	3,511,474
Gain on dispositions	—	—	—	(3,545,755)
Impairment losses	—	—	6,804,412	—

Total operating expenses	47,989,150	54,981,104	112,783,606	105,859,080
Operating income (loss)	(17,606,018)	10,677,644	(24,750,048)	17,487,222
Non-operating income (expense):
Interest expense	(3,851,660)	(4,547,036)	(8,036,471)	(9,137,921)
Loss on modification of long-term debt	(2,798,789)	—	(2,798,789)	—
Other income (expense), net	71,691	38,193	98,116	(194,390)

Income (loss) before income taxes	(24,184,776)	6,168,801	(35,487,192)	8,154,911
Income tax expense (benefit)	(6,041,946)	1,899,800	(8,459,726)	2,532,647

Income (loss) before equity in earnings of unconsolidated affiliates	(18,142,830)	4,269,001	(27,027,466)	5,622,264
Equity in earnings of unconsolidated affiliates, net of tax	(24,967)	—	(86,494)	—

Net income (loss)	(18,167,797)	4,269,001	(27,113,960)	5,622,264
Earnings attributable to noncontrolling interest	432,836	—	542,438	—

Earnings attributable to BBGI stockholders	$(17,734,961)	$4,269,001	$(26,571,522)	$5,622,264

Basic and diluted net income (loss) per share	$(0.63)	$0.15	$(0.95)	$0.20

Basic common shares outstanding	27,977,113	27,776,682	27,962,345	27,668,814

Diluted common shares outstanding	27,977,113	27,838,939	27,962,345	27,740,491

Selected Balance Sheet Data - Unaudited

(in thousands)

	June 30,	December 31,
	2020	2019
Cash and cash equivalents	$22,841	$18,648
Working capital	17,776	26,466
Total assets	734,665	760,060
Long-term debt, net of current portion and unamortized debt issuance costs	256,898	248,712
Stockholders’ equity	$257,121	$284,539

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Beasley Broadcast Group, 8/4/20	page 7

Selected Statement of Cash Flows Data – Unaudited

	Six months Ended June 30,
	2020	2019
Net cash provided by operating activities	$7,089,416	$11,533,939
Net cash used in investing activities	(6,955,130)	(3,369,405)
Net cash provided by (used in) financing activities	4,059,004	(9,325,978)

Net increase (decrease) in cash and cash equivalents	$4,193,290	$(1,161,444)

Calculation of SOI – Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	$30,383,132	$65,658,748	$88,033,558	$123,346,302
Station operating expenses	(41,378,315)	(47,759,693)	(92,278,792)	(95,210,875)

SOI	$(10,995,183)	$17,899,055	$(4,245,234)	$28,135,427

Reconciliation of Net Income (Loss) to SOI - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(17,734,961)	$4,269,001	$(26,571,522)	$5,622,264
Corporate expenses	3,724,764	5,423,561	8,237,856	10,385,975
Transaction expenses	—	55,163	—	296,511
Depreciation and amortization	2,886,071	1,742,687	5,462,546	3,511,474
Gain on dispositions	—	—	—	(3,545,755)
Impairment losses	—	—	6,804,412	—
Interest expense	3,851,660	4,547,036	8,036,471	9,137,921
Loss on modification of long-term debt	2,798,789	—	2,798,789	—
Other income (expense), net	(71,691)	(38,193)	(98,116)	194,390
Income tax expense (benefit)	(6,041,946)	1,899,800	(8,459,726)	2,532,647
Equity in earnings of unconsolidated affiliates	24,967	—	86,494	—
Earnings attributable to noncontrolling interest	(432,836)	—	(542,438)	—

SOI	$(10,995,183)	$17,899,055	$(4,245,234)	$28,135,427

Reconciliation of Net Revenue to Free Cash Flow - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	$30,383,132	$65,658,748	$88,033,558	$123,346,302
Operating expenses	(41,378,315)	(47,759,693)	(92,278,792)	(95,210,875)
Corporate expenses	(3,724,764)	(5,423,561)	(8,237,856)	(10,385,975)
Stock-based compensation expense	199,264	547,616	465,703	1,132,190
Interest expense	(3,851,660)	(4,547,036)	(8,036,471)	(9,137,921)
Amortization of debt issuance costs	483,983	483,983	967,966	967,966
Interest income	9,357	32,289	25,304	74,180
Current income tax expense	—	(1,326,448)	—	(1,493,124)
Capital expenditures	(2,511,700)	(2,828,273)	(5,955,130)	(4,669,405)

FCF	$(20,390,703)	$4,837,625	$(25,015,718)	$4,623,338

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